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                                                                    EXHIBIT 99.1

                         [FORM OF FRONT OF PROXY CARD]

                                   SAGE, INC.
              2460 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95131

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              SPECIAL MEETING OF STOCKHOLDERS--             , 2000
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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    The undersigned, revoking all prior proxies, hereby appoints
                        and                         as Proxies, with full power
of substitution to each, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of Sage, Inc. at Sage, Inc.'s headquarters at
2460 North First Street, San Jose, California 95131 on             ,
            , 2000, at 8:00 a.m. PST, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON PROPOSAL 4.

    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                          [FORM OF BACK OF PROXY CARD]

Dear Stockholder,

    Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Special Meeting of
Stockholders, to be held on             ,             , 2000. Thank you in
advance for your prompt consideration of these matters.

Sincerely,
Sage, Inc.
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The Board of Directors recommends a vote FOR the proposals outlined below.

1. To approve and adopt the Agreement and Plan of Merger and Reorganization dated as of February 18, 2000, by and among Sage, Inc., Faroudja, Inc. and Finland Merger Sub, Inc., a wholly owned subsidiary of Sage, and the merger, under which Faroudja will be merged with and into Finland Merger Sub.

             / / FOR             / / AGAINST             / / ABSTAIN

2. To approve the issuance of shares of Sage common stock to the stockholders of Faroudja in connection with the merger of Finland Merger Sub with Faroudja. Under the merger agreement, each outstanding share of Faroudja common stock will convert into the right to receive 0.285 shares of Sage common stock.

             / / FOR             / / AGAINST             / / ABSTAIN

3. To approve an amendment to Sage's 1997 Stock Plan to (i) increase the number of shares of its common stock authorized for issuance under the 1997 Stock Plan (A) in the event of, and conditional upon, the completion of the merger, by an additional 2,000,000 shares from 2,237,333 shares to 4,237,333 shares to meet Sage's current obligations and its need for a bigger incentive pool for the larger employee base after the merger or (B) in the event that the merger is not completed, by an additional 1,000,000 shares from 2,237,333 shares to 3,237,333 shares to meet Sage's current obligations, and (ii) in either case, to limit the maximum number of options and stock appreciation rights that may be awarded to an employee in any one fiscal year of Sage to ensure compliance with the requirements of
    Section 162(m) of the Internal Revenue Code of 1986, as amended.

             / / FOR             / / AGAINST             / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment(s) thereto.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

    Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

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